                                                                   Exhibit 10.25

                    FIRST ADDENDUM TO MASTER LEASE AGREEMENT
                           DATED AS OF MARCH 31, 1999
                                     BETWEEN
                            GATX CAPITAL CORPORATION
                                       AND
                           RHYTHMS NETCONNECTIONS INC.

Dated as of March 31, 1999


         This First Addendum amends the Master Lease Agreement, dated as of March 31, 1999 (the "Lease"), between GATX Capital Corporation and Rhythms NetConnections Inc. All capitalized terms used but not defined herein shall have the respective meanings given thereto in the Lease.

         1. FINANCING.

         (a) COMMITMENT. Subject to the satisfaction of the conditions set forth in paragraph 2 below and on the basis set forth in this paragraph, Lessor has agreed to provide up to $26,500,000 of lease financing to Lessee. The funding of each Lease Order is subject to the satisfaction of the conditions set forth in paragraph 3 below. Lessor's commitment to finance Equipment under this Addendum, shall terminate on the date (the "Commitment Termination Date") that is the same day of the month in the fifteenth month following the date hereof.

         (b) TERM AND LEASE RATE FACTOR. The Initial Term of each Lease Order financed under this Addendum shall be 36 months and the rental for the initial Lease Order under this Addendum during the six-month period following the funding of such initial Lease Order and for each subsequent Lease Order funded during such six-month period shall be payable in accordance with Section 4 of the Lease in an amount on each Rent Payment Date equal to the amount funded under the applicable Lease Order multiplied by 3.0% (the "Lease Rate Factor"). The Lease Rate Factor for all Lease Orders funded following such six-month period will be determined by calculating a new Lease Rate Factor using as the implicit interest rate for such Lease Rate Factor the U.S. Treasury note rate for notes having a 36 month term as quoted in THE WALL STREET JOURNAL on the date of preparation of the first such Lease Order funded during such subsequent period; provided, however, that no such adjustment shall be made unless and until such U.S. Treasury rate shall have increased by more than 25 basis points above the rate in effect on the date hereof.

         (c) END OF TERM OPTIONs. Provided that the Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, not more than 180 days and not less than 120 days prior to the expiration of the Initial Term of each Lease Order funded under this Addendum, by written notice to Lessor, Lessee shall irrevocably elect either the option under clause (i) or a combination of the options under clauses (i), (ii) and
(iii) within the parameters set forth therein:

                  (i) Lessee may elect to purchase Equipment (excluding Soft Cost Equipment, as defined in Paragraph 1(d)) having an original total cost (determined with reference to the Equipment Addendum to the applicable Lease Order) equal to at least 70% of the aggregate total cost of the Equipment under such Lease Order for a purchase price equal to the "Fair Market Value" (as defined below) thereof as of the end of the Initial Term of such Schedule, but such amount shall not be less than fifteen percent (15%) of the aggregate total amount originally funded with respect to the Equipment being purchased, nor more than twenty-five percent (25%) of the aggregate total amount originally funded with respect to the Equipment being purchased, under such Lease Order, plus any applicable sales or other transfer tax.

                  (ii) Lessee may elect to return either (i) one hundred percent (100%) of the Equipment (other than Soft Cost Equipment, as defined in Paragraph 1(d)), or (ii) Equipment (other than Soft Cost Equipment, as defined in Paragraph 1(d)) having an original total cost (determined with reference to the Equipment Addendum to the applicable Lease Order) equal to not more than thirty percent (30%) of the aggregate total cost of the Equipment subject to such Lease Order, in each case in the condition required by the Lease.

                  (iii) Lessee may elect to renew the Lease with respect to any Equipment not purchased or returned at the end of Initial Term of the applicable Lease Order, for not less than twelve (12) months or the remainder of an item of Equipment's remaining useful life if shorter, for a rent equal to the "Fair Rental Value" (as defined below) of such item for such additional period, which rent shall be paid monthly in advance. At the end of the renewal term, Lessee shall elect one of the options set forth in clauses (i), (ii) or (iii) of this paragraph (c).

         "Fair Market Value" shall mean the estimated amount, as of a certain date, at which the Equipment subject to the Lease may reasonably be valued in the marketplace by a buyer who could choose not to buy and a seller who could choose not to sell. In the event that the parties cannot agree on a Fair Market Value amount, an independent appraiser (mutually acceptable to Lessor and Lessee) with knowledge of the Equipment, appropriate certification and experience utilizing Fair Market Value as defined shall be retained to render an opinion.

         "Fair Rental Value" shall mean the estimated amount, as of a certain date, at which the Equipment subject to the Lease may reasonably be valued in the marketplace by a lessee who could choose not to lease and a lessor who could choose not to lease. In the event that the parties cannot agree on a Fair Rental Value amount, an independent appraiser (mutually acceptable to Lessor and Lessee) with knowledge of the Equipment, appropriate certification and experience utilizing Fair Rental Value as defined shall be retained to render an opinion.

         (d) PAYMENTS FOR SOFT COSTS. With respect to any Equipment which is deemed by Lessor to be soft cost equipment, including without limitation software, software development costs, tooling, tenant improvements, custom-built equipment, cabling, installation or freight costs (collectively, and excluding collocation space costs, "Soft Cost Equipment"), at the time of the final Rent Payment Date under each Lease Order, Lessee shall make a payment (in addition to any payment under Paragraph 1(c)(i) or under Paragraph 1(c)(ii) hereof) equal to fifteen percent (15%) of the total cost of the Soft Cost Equipment subject to such Lease Order, plus any applicable sales or other transfer tax.

         2. CONDITIONS TO EXECUTION OF THIS ADDENDUM. On or prior to the date of execution of this Addendum by Lessor and the funding of the first Lease Order under this Addendum, Lessor shall have received in form and substance satisfactory to Lessor:

         (a) A legal opinion of Lessee's legal counsel in form and substance reasonably satisfactory to Lessor covering the matters set forth in Exhibit A hereto.

         (b) Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (A) the Certificate/Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and (B) the resolutions adopted by Lessee's board of directors authorizing the execution and delivery of the Lease and this Addendum, the Lease Orders and the other documents referred to herein and the performance by Lessee of its obligations hereunder and thereunder.

         (c) A good standing certificate (including franchise tax status) with respect to Lessee from Lessee's state of incorporation, the state where Lessee's chief executive office is located and each state where Equipment is expected to be located, each dated a date reasonably close to the date of acceptance of the Lease by Lessor.

         (d) Evidence of the insurance coverage required by Section 18 of the Lease, if not previously provided to Lessor.

         (e)      All other documents as Lessor shall have reasonably requested.

         3. CONDITIONS TO THE FUNDING OF EACH LEASE ORDER. Prior to the funding of each Lease Order, Lessee shall have satisfied all of the following conditions:

         (a)      Lessor shall have received:

               (i) A Landlord's Waiver and Consent of each landlord of premises on which Equipment will be located, substantially in the form of Exhibit B hereto.

               (ii) To the extent Lessor, in its commercially reasonable business judgment, deems it necessary, a release or other arrangement with any other lessor or lender to the Lessee to insure that there will be no impairment of Lessor's interest in the Equipment subject to the Lease Order.

               (iii) Copies of invoices, purchase orders and canceled checks relating to all Equipment being placed under the Lease pursuant to the Lease Order and/or a Purchase Order and Invoice Assignment from Lessee to Lessor substantially in the form of Exhibit C hereto.

         (b) Lessee shall have filed or recorded, to the satisfaction of Lessor, all instruments and documents, including, but not limited to, precautionary Financing Statements on Form UCC-1 and releases and termination statements on Form UCC-2, then deemed necessary by Lessor to preserve and protect its rights hereunder, under the Uniform Commercial Code (including the termination of any after-acquired property clause of third parties with respect to any Unit).

         (c) Lessor shall have received all other documents and Lessee shall have performed all other acts as Lessor shall have reasonably requested to consummate the transaction contemplated by the Lease Order.

         (d) Except with the prior consent of Lessor, not to be unreasonably withheld or delayed, the cost of Soft Cost Equipment which is financed under the Lease Order shall not exceed fifteen percent (15%) of the total amount of such Lease Order. Lessee will use its diligent efforts to obtain from the vendor of any software financed under the Lease a consent to transfer the right to use such software to a third party without further payment if an Event of Default under the Lease exists.

         (e) On the date of funding of the Lease Order no Event of Default or event, which with the passage of time or the giving of notice or both would constitute an Event of Default, shall exist.

         (f) Except with the prior written consent of Lessor which shall not be unreasonably withheld, all of the Equipment subject to the Lease Order shall consist of routers and ATM switches, DSLAMs, IP concentrators and servers and related networking and information technology hardware and Soft Cost Equipment.

         (g) The amount to be funded under the Lease Order shall not be less than $4,000,000, as determined by reference to the Equipment Addendum to such Lease Order.

Lessor may, in its sole discretion, terminate its commitment herein to fund Lease Orders under the Lease if there is any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business.

      4. FINANCIAL COVENANTS

         (a) CERTAIN DEFINITIONS. The following capitalized terms shall have the following respective meanings for purposes of this Lease:

                    "CONSOLIDATED OPERATING CASH FLOW" shall have the meaning given to such term in the Indenture.

                    "INDENTURE" shall mean the Indenture, dated as of May 5, 1998, between Lessee and State Street Bank and Trust Company of California, N.A., as trustee.

         (b) CONSOLIDATED OPERATING CASH FLOW. Lessee shall not permit its Consolidated Operating Cash Flow for the fiscal quarter ending on the date set forth below to be less than the amount set forth opposite such date below:

                    March 31, 1999                       -17,507,993
                    June 30, 1999                        -24,177,533
                    September 30, 1999                   -34,689,886
                    December 31, 1999                    -43,553,169
                    March 31, 2000                       -50,273,067
                    June 30, 2000                        -53,943,611
                    September 30, 2000                   -61,496,059
                    December 31, 2000                    -49,573,006
                    March 31, 2001                       -58,453,548
                    June 30, 2001                        -56,561,322
                    September 30, 2001                   -60,855,319
                    December 31, 2001                    -57,208,954
                    March 31, 2002                       -50,796,277
                    June 30, 2002                        -44,893,593
                    September 30, 2002                   -55,406,092


A breach of a financial covenant under this paragraph 4 shall constitute an "Event of Default" under Section 21 of the Lease.

      5. REPORTING. Lessee shall furnish to Lender:

      (a) FINANCIAL STATEMENTS. So long as Lessee is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available, unaudited quarterly and audited annual financial statements of Lessee and such other financial information as Lender may reasonably request from time to time. From and after such time as Lessee becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Lessee's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Lessee, the financial statements of Lessee filed with such Form 10-K; and (ii) at the time of filing of Lessee's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Lessee, the financial statements of Lessee filed with such Form 10-Q.

      (b) COMPLIANCE STATEMENTS. Within thirty (30) days of the end of each fiscal quarter of Lessee, a certificate of Lessee's Chief Financial Officer or other senior officer stating that he or she has reviewed the provisions of the Lease, this Addendum and any other addendum to the Lease then in effect, and that Lessee is not in default in the observance or performance of any of the provisions hereof, or if Lessee shall be so in default, specifying all such defaults and events of which he or she may have knowledge, and setting forth the calculation of compliance or noncompliance with each of the financial covenants set forth in paragraph 4 above.

      (c) MANAGEMENT REPORTS. Within twenty (20) days of the end of each month, a management report setting forth by month and year-to-date, (i) new markets entered and total markets entered, (ii) new central office locations and total central office locations, and (iii) new lines and total lines.

      6. ASSIGNMENT. Section 15 of the Lease shall be deemed amended to add the following sentence:

            "Notwithstanding the foregoing, Lessor shall in all circumstances retain at least a 25% interest in the Lease, the Lease Orders thereto and the Equipment.

      7. NON-UTILIZATION FEE. Lessee agrees that by execution of the Lease it has agreed to lease Equipment from Lessor having an aggregate cost of not less than $6,300,000 hereunder, and if Lessor shall make available hereunder the additional lease financing referred to in Paragraph 1(a) hereof, not less than $15,900,000 thereafter (each such amount, the "Minimum Funding Amount"). If Lessee fails at any time to meet the Minimum Funding Amount because (a) it has not requested funding of Equipment under the Lease in the amount of the Minimum Funding Amount, or (b) it has failed to satisfy any condition to any funding of Eligible Equipment, then Lessee shall pay to Lessor upon Lessor's request therefor a non- utilization fee of 1.25% of the difference between the maximum amount of financing available hereunder on the date of such request and the aggregate amount of Lease Orders then outstanding hereunder; provided, however, that Lessee shall not pay a non-utilization fee upon more than one occasion during the term of this Addendum. Lessee shall pay such non-utilization fee to Lessor, as liquidated damages and not as a penalty, within ten business days of receiving Lessor's request for payment thereof.

      8. GOVERNING LAW. The first two sentences of Section 25(a) are amended to read in their entirety as follows:

            This Lease Agreement and any Lease Order hereunder shall be governed in all respects by the laws of the State of California. Lessor and Lessee agree that any dispute between them arising under this Lease or any Lease Order shall be resolved in the state or federal courts in the State of California located in the City and County of San Francisco.

      9. SURVIVAL OF TAX INDEMNITY. Section 23 shall be amended by adding at the end thereof:

         The provisions of this Section 23 shall survive the termination or cancellation of this Lease.

      10. MISCELLANEOUS. The following Sections of the Lease are amended as follows:

      SECTION 1: The eleventh line is amended by replacing "seven (7) days" with "fourteen (14) days" after "accepted within" and "seven (7) days" with "fourteen
(14) days" after "shall be deemed to be".

      SECTION 4: The second line is amended by deleting "or quarter" after "each calendar month".

      SECTION 6(C): The second line is amended by inserting "or certified maintenance provider" after "and keep in force a maintenance agreement with the manufacturer" and "or certified maintenance provider" after "Lessee shall cause the manufacturer". The third sentence is deleted in its entirety.

      SECTION 7: The first sentence is amended by replacing "not move or permit to be moved any Equipment from the location set forth in the applicable Lease Order without the prior written consent of Lessor, which shall not be unreasonably withheld," with "be permitted to relocate the Equipment within the State set forth in the applicable Lease Order without the prior written consent of the Lessor provided Lessee provides Lessor with a quarterly report detailing any and all relocations of the Equipment."

      SECTION 8: The first sentence is amended by replacing "shall not" with "may" and" "which consent shall not be unreasonably withheld" with "provided Lessee provides Lessor with a quarterly report detailing any and all modifications, alterations or additions to the Equipment". The second sentence is amended by deleting "(ii) will not require the removal of any part of the Equipment" after "use of the Equipment in which the Modifications are installed." The fourth line is amended by deleting the word "contract" after "(iii) will not interfere with Lessee's ability to obtain and maintain the maintenance". The eighth line is amended by changing the word "agreement" to "requirements" after "All Modifications must qualify for the manufacturer's maintenance".

      SECTION 11: The third line is amended by adding "WHICH SHALL NOT BE UNREASONABLY WITHHELD" after "THE PRIOR WRITTEN CONSENT OF LESSOR". The sixth line is amended by inserting "DEFINED AS GREATER THAN 50%" after "CONTROLLING OWNERSHIP INTEREST OF LESSEE". The seventh line is amended by inserting the sentence "SUCH CONSENT SHALL NOT BE UNREASONABLY WITHHELD BY LESSOR (i.e. if the purported assignee has a better credit rating than the Lessee)."

      SECTION 14: The fifth line is amended by deleting "gross" after "except for Lessor's" and deleting "willful" after "negligence or."

      SECTION 17(B)(II): The second line is amended by inserting "end of term" after "plus the."

      SECTION 21(B): The first line is amended by inserting "Equipment out of the State" after "Lessee attempts to move."

      SECTION 23: The fourth line is amended by inserting "material" after "as a result of any" and "," after "or shall be subject to the recapture of."

      SECTION 24: The fourth line is amended by changing "six" to "three" after "on the same terms and conditions for."


      IN WITNESS WHEREOF, Lessor and Lessee have executed this First Addendum as of March 31, 1999.


LESSOR:                                      LESSEE:

GATX CAPITAL CORPORATION                     RHYTHMS NETCONNECTIONS INC.





By: /s/ Illegible                            By: /s/ Scott C. Chandler
   ----------------------------------           --------------------------------

Name: Illegible                              Name: Scott C. Chandler
     --------------------------------             ------------------------------

Title:                                       Title: Chief Financial Officer
      -------------------------------              -----------------------------

                                    EXHIBIT A

                     MATTERS TO BE COVERED IN LEGAL OPINION

         (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in the State of California.

         (b) Lessee has and had the requisite corporate power and authority to execute, deliver and perform the Lease, the First Addendum and the Lease Orders and to issue the Warrant. All action on the part of Lessee, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Lease, the First Addendum, the Lease Orders and the Warrant, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Lessee.

         (c) The execution, delivery and performance of the Transaction Documents (i) do not conflict with or violate any provision of Lessee's Restated Certificate of Incorporation or Bylaws or of applicable law, (ii) do not conflict with or constitute a default under any provision of any material judgment, writ, decree, order or material agreement, indenture, or instrument to which Lessee is a party or by which it is bound, and (iii) will not cause the imposition of any Lien upon the assets or properties of Lessee.

         (d) The Transaction Documents constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms. To our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents.

         (e) The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

                                    EXHIBIT B

                                 LANDLORD WAIVER

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

GATX CAPITAL CORPORATION

Four Embarcadero Center, Suite 2200
San Francisco, CA  94111
Attn:  Contract Administration

--------------------------------------------------------------------------------



                          LANDLORD'S WAIVER AND CONSENT


         THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of ____________, 199______, is executed by and between
__________________________________________________________
,________________________________________ ("Landlord") and GATX CAPITAL
CORPORATION ("Lessor").


                                    RECITALS

         A. Landlord and RHYTHMS NETCONNECTIONS, INC. ("Tenant") are parties to a ________________________________________________________________ [Lease
Agreement], dated as of ______________________________, 19_________ (together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as _______________________________ ______________________________________________, and more particularly described in ATTACHMENT 1 hereto (the "Premises").

         B. Tenant and Lessor intend to or have entered into a Master Lease Agreement, dated as of November 19, 1997, as amended (the "Credit Agreement") pursuant to which Lessor has agreed or will agree to lease to Tenant from time to time certain equipment (the "Equipment") which will be located on the Premises.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lessor hereby agree as follows:

         1. WAIVER AND CONSENT. Landlord hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lessor any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lessor; (c) in connection with such repossession or otherwise, Lessor, and any of its agents and employees, may enter upon the Premises for the purposes of (i) guarding and maintaining the Equipment (or any item thereof), (ii) showing the Equipment (or any item thereof) to prospective lenders, buyers, lessees and sublessees, as applicable, and any of their respective agents and employees,
(iii) preparing, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof), and (iv) general inspections of the Equipment pursuant to the Credit Agreement; and (d) the right of Lessor to enter the Premises and the other rights granted to Lessor in this Waiver shall not terminate until thirty (30) days after Lessor receives written notice from Landlord of the termination of the Lease. If Lessor should exercise its rights hereunder (and the failure to exercise such rights shall not be construed as a waiver thereof), Landlord agrees upon receiving prior written notice, to provide ingress and egress to effect such exercise as well as provide reasonably adequate space contiguous to the location of the Equipment to permit the exercise of such rights. Landlord further agrees that Lessor has no obligation to exercise any right granted to Lessor in this Waiver and that Lessor may elect to remove only a portion or none of the Equipment from the Premises.

         2. COSTS. Lessor agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lessor solely from the exercise of its rights under clause
(b) or (c) of Paragraph 1 above.

         3. LEASE DEFAULTS. Landlord further agrees to provide Lessor written notice of any default or event of default under the Lease (each a "Default Notice") simultaneously with the giving of notice of the same to Tenant or, if no such notice is required under the Lease, at least thirty (30) days prior to the date Landlord would be entitled to terminate the Lease. Each such notice shall be sent to the address of Lessor set forth below the signature of Lessor on the last page hereof or such other address as Lessor may from time to time provide to Landlord, and shall be deemed delivered (i) in the case of notice by letter, five (5) business days after deposited in the United States mail registered and return receipt requested, (ii) in the case of notice by overnight courier, two (2) business days after delivery to such courier and (iii) in the case of notice given by telex or telecommunication, when given or sent with electronic confirmation of receipt. During any time period when Tenant is in default under the Lease, Lessor shall have the option, but not the obligation, to cure any such default. Landlord shall accept such cure if it occurs within thirty (30) days after Lessor has received the relevant Default Notice as fully as if Tenant had fully performed its obligation under the Lease. Upon curing any such default, Lessor shall be subrogated to the rights of Landlord against Tenant and, as between Landlord and Tenant, such cured defaults shall no longer exist.

         4. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord hereby warrants and represents to Lessor that (a) Landlord is the lessor under the Lease; (b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so;
(d) Landlord is the sole owner of the landlord's interest under the Lease and has not conveyed, transferred or assigned any part of that interest to any other person or entity; (e) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (f) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; (g) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice; (h) the Lease is in full force and effect; and (i) the Premises are not subject to any mortgage or other security interest in favor of any person which has not executed an attornment agreement acceptable to Lessor with respect to this Waiver.

         5. MISCELLANEOUS. This Waiver and all rights hereby granted to Lessor hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Credit Agreement or any present or future agreement between Tenant and Lessor which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lessor, and Landlord covenants and agrees that any assignment, mortgage or other transfer of all or any part of its interest as the owner and/or landlord of the Premises shall provide and shall be subject and subordinate to all the terms and provisions hereof. Landlord shall provide each of Tenant and Lessor a duly executed copy of the agreement evidencing such subordination. Such agreement shall be in form and substance reasonably satisfactory to Lessor. The rights and benefits of this Waiver may be assigned or transferred by Lessor or to third parties who may become the lessor, directly or indirectly, to Tenant. Lessor shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, Landlord and Lessor have executed this Waiver as of the date and year first written above.

                                      ------------------------------------------

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:
                                               ---------------------------------

                                      Address:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      Attention:

                                      GATX CAPITAL CORPORATION





                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:
                                               ---------------------------------
                                      Address:

                                      GATX Capital Corporation
                                      Four Embarcadero Center
                                      Suite 2200
                                      San Francisco, CA 94111
                                      Attention: Contract Administrator